UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

Walter Investment Management Corp.
 (Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Walter Investment Management Corp. (the “Company”) was held on April 30, 2010. The proposals are described in the Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders. As of the record date, there were a total of 25,690,000 shares of common stock outstanding and entitled to vote at the annual meeting. At the annual meeting 22,659,373 shares of common stock were represented in person or by proxy, therefore a quorum was present.

Proposal  1 — Election of Directors

There were five director positions up for election, three in Class 1 and two in Class 3. The following persons were nominated and elected to serve as directors of the Company until, in the case of the Class 1 directors, the 2013 Annual Meeting of Stockholders; and in the case of the Class 3 directors, the 2012 Annual Meeting of Stockholders; and in each case, until their successors are elected: Class 1 directors, Ellyn L. Brown, Denmar J. Dixon and Steven R. Berrard; Class 3 directors, Mark J. O’Brien and Shannon E. Smith. The voting results for each nominee were as follows:

Name	For	Withheld	Broker Non-Votes
Ellyn L. Brown (Class 1)	14,612,724	327,231	7,719,418
Denmar J. Dixon (Class 1)	14,475,700	464,255	7,719,418
Steven R. Berrard (Class 1)	14,618,968	320,987	7,719,418
Mark J. O’Brien (Class 3)	14,608,319	331,636	7,719,418
Shannon E. Smith (Class 3)	14,619,748	320,207	7,719,418

Proposal  2 —  The ratification of the appointment of   Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010

Stockholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The appointment was ratified with 22,600,978 shares voting for, 15,349 shares voting against, and 43,046 shares abstaining and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: May 5, 2010	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary

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